Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037             Phone:  801-927-1337  Fax:  801-927-1344

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Celtic Cross, Ltd.

Las Vegas, NV

We hereby consent to the inclusion in the Form SB-2/A Registration Statement of our independent auditors' report dual-dated June 15, 2005 and July 20, 2005 on our audit of the financial statements of Celtic Cross, Ltd. as of April 30, 2005 and December 31, 2004, and for the period from February 25, 2004 (inception) to December 31, 2004, and for the period from February 25, 3004 (inception) to April 30, 2005.

Sincerely,

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, UT

August 19, 2005